                           Exhibit "1"

                      ARTICLES OF AMENDMENT
                               FOR
                         CASCADE BANCORP

1.   Sections 10.2 and 10.3 of Article X of Cascade Bancorp's
Articles of Incorporation are hereby amended and restated in their entirety as follows:

          "10.2 SHAREHOLDER VOTE. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 10.3 hereof, no Corporate Action shall be authorized or effected unless there is cast the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation held by shareholders who are not interested shareholders as defined in ORS 60.825 and who are otherwise entitled to vote generally in the election of directors.


          10.3 EXCEPTION TO TWO-THIRDS REQUIREMENT. The provisions of Section 10.2 hereof shall not be applicable to any particular Corporate Action and such Corporate Action shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if a majority of all Continuing Directors of the Corporation vote in favor and recommend approval of the Corporate Action to the shareholders."

2.   The following Section 10.4 is added to Article X of Cascade
Bancorp's Articles of Incorporation:

          "10.4 COORDINATION WITH STATUTE: The provisions of this
     Article X shall be  subordinate to the provisions of ORS
     60.825 to ORS 60 .845 as amended, such that said statutory provisions shall control over any conflicting provisions of this Article. Further, the invalidity or unenforceability of any particular provision or provisions of this Article shall not affect any other provisions hereof, and in such event this Article shall be construed in all respects as if such invalid or unenforceable provisions were amended to conform to such statutory provisions."

                       ARTICLES OF AMENDMENT
                                TO
                  THE ARTICLES OF INCORPORATION
                                OF
                          CASCADE BANCORP

     Pursuant to ORS 60.437, the undersigned corporation hereby submits for filing the following articles of amendment to its articles of incorporation:

     1.   The name of the corporation is CASCADE BANCORP.

     2.   Shareholder action is required to adopt the amendment.
The shareholder vote was as follows:

          Number of votes entitled to be cast          228,506
          Number of votes in favor                     159,195
          Number of votes against                          600

     3.   The articles of incorporation are amended as follows:

                          "ARTICLE VII

          The total number of shares of stock which the corporation shall have authority to issue shall be 10,000,000 shares of Common Stock without par value."

     4.   The amendment was adopted on October 28, 1993.

                                   CASCADE BANCORP

                                   /S/ James E. Petersen
                                   ----------------------
                                   JAMES E. PETERSEN,
                                   Assistant Secretary

Person to contact about this filing:

JAMES E. PETERSEN
KARNOPP, PETERSEN, NOTEBOOM,
 HUBEL, HANSEN & ARNETT
1201 N.W. Wall Street
Suite 300
Bend, Oregon 97701
(541) 382-3011

Page 1.   ARTICLES OF AMENDMENT

                        Secretary of State
                        Corporate Division
                        158 12th Street NE
                     Salem, Oregon 97310-0210

                    Registry Number: 193154-90

                      ARTICLES OF AMENDMENT
                         By Incorporator

1.   Name of the corporation prior to amendment: Cascade Bancorp.

2.   The corporation has not issued any shares of stock.

3.   Shareholder action was not required to adopt the amendment.
     The amendment was adopted by the incorporator.

4. State the article number and set forth the article as it is amended to read.

          Paragraph 10.3 of Article X is amended and completely restated as follows:

                    "10.3 EXCEPTION TO 75% REQUIREMENT.  The
               provisions of Section 10.2 hereof shall not be applicable to any particular Corporate Action and such Corporate Action shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if a majority of all Continuing Directors of the Corporation vote in favor of and recommend approval of the Corporate Action to the shareholders."

5.   The amendment was adopted on May 21, 1990.

                    Execution:/S/ James E. Petersen
                              -----------------------------
                              JAMES E. PETERSEN, Incorporator

Person to contact about this filing:    James E. Petersen
                                        (503) 382-3011

                    ARTICLES OF INCORPORATION

                               OF

                        CASCADE BANCORP

     This undersigned, being over the age of 18 years and a citizen of the United States, being desirous of forming a Corporation for the purposes hereinafter specified and in conformity with the laws of the state of Oregon, does hereby make and execute the following written Articles of Incorporation in duplicate.

                            ARTICLE I
                            ---------
     The name of this Corporation is:

                         CASCADE BANCORP

                            ARTICLE II
                           -----------
     The purposes of this Corporation are to engage in the business of a bank holding company in all of its aspects and to engage in any lawful activities for which corporations may be organized under Oregon Statutes as from time to time constituted. This Corporation shall have those powers which are given to corporations under Oregon Statutes presently constituted and those powers which may hereafter and from time to time be given or permitted to corporations under Oregon law.

                           ARTICLE III
                           ------------
     The duration of this Corporation is perpetual.

                            ARTICLE IV
                           -----------
     The registered agent of this Corporation for service of process is James E. Petersen, whose address is 835 N.W. Bond


Page 1.   ARTICLES OF INCORPORATION

Street, Bend, Oregon 97701, which address is the registered office of this Corporation

                            ARTICLE V
                            ----------
     The address where the Division may mail notices is:

                    c/o James E. Petersen
                    835 N.W. Bond Street
                    Bend, Oregon 97701

                            ARTICLE VI
                           -----------
     The name and address of the incorporator executing these Articles of Incorporation is as follows: James E. Petersen, whose address is 835 N.W. Bond Street, Bend, Oregon 97701.

                           ARTICLE VII
                           -----------
     The total number of shares of stock which the corporation shall have authority to issue shall be 1,000,000 shares of Common
Stock without par value.

                          ARTICLE VIII
                         -------------
     The first Board of Directors shall consist of seven members, each of whom shall hold office until his successor is duly elected. Their names and addresses are:

          Alden K. Briggs     P.O. Box 5879
                              Bend, Oregon 97701

          L. A. Swarens       P.O. Box 5879
                              Bend, Oregon 97701

          Jacob M. Wolfe      P.O. Box 5879
                              Bend, Oregon 97701

          Roger J. Shields    P.O. Box 5879
                              Bend, Oregon 97701

          Gary L. Capps       P.O. Box 5879
                              Bend, Oregon 97701



Page 2.   ARTICLES OF INCORPORATION

          Gary L. Hoffman     P.O. Box 5879
                              Bend, Oregon 97701

          James E. Petersen   P.O. Box 5879
                              Bend, Oregon 97701

                            ARTICLE IX
                           -----------
     Each share of the Common Stock of this Corporation, after the consideration therefor as fixed by the Board of Directors has been fully paid in, shall be nonassessable and shall not be subject to assessment to pay the debts of the Corporation.

                            ARTICLE X
                            ---------
     10.1 DEFINITIONS. For the purposes of this Article X only, the following terms shall have the meanings set forth below:

          (a) "Business Combination" shall mean any and all of the following:

               (I) Any merger, reorganization, consolidation or exchange of shares of the Corporation with or into another Person
(as hereinafter defined);

               (ii) Any merger, reorganization, consolidation or exchange of shares of a Subsidiary (as hereinafter defined) of the Corporation with or into another Person;

               (iii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Corporation having a book value in excess of 10 percent of the book value of the total consolidated assets of the Corporation at the end of its most recent fiscal year end determined in accordance with generally accepted accounting principles;


Page 3.   ARTICLES OF INCORPORATION

               (iv) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of a Subsidiary (as hereinafter defined)of the Corporation having a book value in excess of 10 percent of the book value of the total assets of the Subsidiary at the end of its most recent fiscal year end determined in accordance with generally accepted accounting principles;

               (v) Any plan or proposal for the partial or complete liquidation or dissolution, spin-off, split-off or split-up of the Corporation or of any Subsidiary of the Corporation; and

               (vi) Any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation (other than a redemption in accordance with the terms of the security redeemed), or any reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction, except a reorganization, merger or consolidation of the Corporation with any of its wholly owned Subsidiaries.

          (b) "Subsidiary" means any corporation in which at least a majority of any class of equity securities is owned, directly or indirectly, by the Corporation.
               "Corporate Action" shall mean any and all of the following:
               (I) the amendment, alteration, change or repeal of this Article X of these Articles of Incorporation;
               (ii) a Business Combination.

Page 4.   ARTICLES OF INCORPORATION

          (d) "Person" shall mean any individual, association, partnership, corporation, group, firm or other entity other than the Corporation or wholly owned Subsidiary of the Corporation.

          (e) "Continuing Directors: shall mean the directors set forth in Article VIII of these Articles of Incorporation and individuals designated (before such individual's initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

     10.2 SHAREHOLDER VOTE. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 10.3 hereof, no Corporate Action shall be authorized or effected unless there is cast the affirmative vote of at least 75 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     10.3 EXCEPTION TO 75% REQUIREMENT.  The provisions of Sections
10.2 hereof shall not be applicable to any particular Corporate Action and such Corporate Action shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if two-thirds of all Continuing Directors of the Corporation vote in favor of and recommend approval of the Corporate Action to the shareholders.

Page 5.   ARTICLES OF INCORPORATION

                            ARTICLE XI
                            ----------
                   Oregon Control Share Statute
                   ----------------------------

     11.1 STATUTE. Sections 60.801-60.816 of the Oregon Business Corporation Act (the "Oregon Control Share Act") provides for certain procedures to occur in a control-share acquisition. All terms used herein shall have the meanings ascribed to them in said Section.

     11.2 VOTE REQUIRED TO OPT OUT OF STATUTE. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation or the Bylaws of the Corporation, the Corporation may not opt out of the Oregon Control Share Act or otherwise elect said Act to be inapplicable to the Corporation unless there is cast the affirmative vote of 75 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, excluding all interested shares or unless two thirds of all Continuing Directors (as defined in Article 10.1(e) of the Corporation vote in favor of amending the Bylaws of the Corporation to make the Oregon Control Share Act inapplicable to the Corporation.

     11.3 SHAREHOLDER RESOLUTION. The affirmative note of 75 percent of all the votes entitled to be cast by each class or series entitled to vote separately on the voting rights accorded to the control shares and the affirmative vote of 75 percent of each class or series entitled to vote separately on the voting rights accorded to the control shares, excluding all interested

Page 6.   ARTICLES OF INCORPORATION
shares, shall be required in determining the voting rights of the control shares as set forth by resolution of the shareholders.

     11.4 AMENDMENT. the amendment, alteration, change or repeal of this Article XI of the Articles of Incorporation shall require the affirmative vote of at least 75 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, excluding all interested shares.

                           ARTICLE XII
                           ------------
     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date of adoption of this Article and that this provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing
violation of law;   any distribution to shareholders which is
unlawful under Oregon law; or (d) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to our have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions prior to such amendment or repeal.

Page 7.   ARTICLES OF INCORPORATION

     If Oregon law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Oregon law as so amended.
     The effective date of incorporation of this Corporation shall be the date these Articles of Incorporation are filed with the Oregon Secretary of State.
     For the purpose of organizing this Corporation under the laws of the state of Oregon, I sign these Articles of Incorporation in duplicate this 2nd day of March, 1990.


                              /S/ James E. Petersen
                              -----------------------------
                              JAMES E. PETERSEN, Incorporator
                              835 N. W. Bond Street
                              Bend, Oregon 97701

Page 8.   ARTICLES OF INCORPORATION

                         STATE OF OREGON
                              (LOGO)

               DEPARTMENT OF INSURANCE AND FINANCE
                         Finance Section



                     CERTIFICATE OF APPROVAL
                     ------------------------

     WHEREAS, CASCADE BANCORP, a corporation organized and existing under and pursuant to the laws of the State of Oregon, and a registered bank holding company pursuant to the provisions of the Bank Holding Company Act of 1966, as amended, with its principal office at 1700 N.E. Third Street, Bend, Oregon did on the 16th day of March, 1990, pursuant to ORS 715.015 apply to the Administrator, Division of Finance and Corporate Securities, Finance Section, for a Certificate of Approval to acquire the controlling capital stock of BANK OF THE CASCADES;

     NOW, THEREFORE, I, Cecil R. Monroe, Administrator, Division of Finance and Corporate Securities, Finance Section, State of Oregon, DO HEREBY CERTIFY that CASCADE BANCORP has met the criteria as set out in ORS 715.065 to control and operate the institution in a legal and proper manner, and that the interest of the stockholders, depositors, and creditors of the institution, and the public, generally, will not be jeopardized by the proposed change in ownership and management, and that CASCADE BANCORP has been furnished, as required by the laws of the State of Oregon, with said certificate, which, with the application as aforesaid are now on file in my office;

     ACCORDINGLY, the undersigned, as such Administrator and by virtue of the authority vested in him by law, hereby issues this Certificate of Approval, subject to the following condition:
     (1) That all necessary and final approvals have been obtained from the appropriate Federal authority.

          In Testimony Whereof, I have hereunto set my hand and affixed the seal of the Department of Insurance and Finance of the State of Oregon this 30th day of November, 1990.

                    /s/ CECIL R. MONROE
                    ------------------------------
                    Administrator